UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2001
(Date of Report)

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)

(206) 431-7040
(Registrant's telephone number)

ITEM 9. Regulation FD Disclosure
FORWARD-LOOKING INFORMATION

    This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as "will," "should," "the Company believes," "we expect" or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

    Provided below are estimates for the first quarter of 2001.

	Forecast Q1	Change Yr/Yr
Alaska Airlines
Capacity (ASMs in millions)	4,397	3.9%
Fuel gallons (000,000)	75.6	1.5%
Cost per ASM excluding fuel (cents)	8.45	7.5%
Horizon Air
Capacity (ASMs in millions)	545	(0.9)%
Fuel gallons (000,000)	16.1	0.1%
Cost per ASM excluding fuel (cents)	19.0	20.8%

    Provided below are fleet plan estimates for 2001 - 2003.

				Estimated Change During
		On Hand YE 2000
Operating Fleet Plan	Seats		2001	2002		2003
Alaska Airlines
B737-200C	111	8	1
B737-400	138	40
B737-700	120	13	3
MD-80	140	34	(4)	(4)
B737-900	172		5	4	*	4	*

Total		95	5	0		4

Horizon Air
Dash 8-100/200	37	40	(12)
Dash 8-400	70		15
F-28	69	22	(22)
CRJ 700	70		14			4

Total		62	(5)	0		4

*
Some of these firm orders may be converted to other Next Generation Boeing 737 aircraft.

Signature

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant
Date: March 5, 2001
/s/ BRADLEY D. TILDEN Bradley D. Tilden Vice President/Finance and Chief Financial Officer